                                                                    EXHIBIT 10.8





                               TABLE OF CONTENTS


Article                                                                                                                    Page
-------                                                                                                                    ----

I          Execution and Date of Agreement    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
II         Recognition Scope of Agreement     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
III        Union Security - Checkoff    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
IV         Management Rights - Plant Rules    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
V          Hours of Work and Overtime     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
VI         Wages and Job Classifications    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
VII        Union Label    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
VIII       Seniority    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
IX         Shop Stewards    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
X          Grievance Procedure    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
XI         Arbitration    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
XII        Erection of Installation of Company's Products   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
XIII       Paid Holidays    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
XIV        Paid Vacations     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
XV         Strikes and Lockouts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
XVI        Struck Goods     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
XVII       Leaves of Absence    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
XVIII      Personal Leave Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
XIX        Safety and Health    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
XX         Plant Visitation     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
XXI        Reporting - In-Pay     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
XXII       Call-Back Pay    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
XXIII      Funeral Leave    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
XXIV       Jury Duty    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
XXV        Wash-Up Time     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
XXVI       Bulletin Boards    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
XXVII      Notification of Layoffs    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
XXVIII     Job Standards    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
XXIX       Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
XXX        Retirement Plan          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
XXXI       Duration of Agreement    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16


                                                                    EXHIBIT 10.8

                 SHEET METAL WORKERS' INTERNATIONAL ASSOCIATION
                             Local Union Number 26
                   ARTICLE I Execution and Date of Agreement

This agreement effective as of the date of execution of this contract by and between IOWA PRECISION INDUSTRIES, INC., 5480 - 6th St. S.W., Cedar Rapids, Iowa, its successor or assigns, hereinafter referred to as the "COMPANY", and LOCAL UNION 263 of the Sheet Metal Workers' International Association hereinafter referred to as the "UNION".

                   ARTICLE II Recognition Scope of Agreement

A. The Company recognizes the Union as the sole and exclusive representative for the purpose of collective bargaining with respect to wages, hours and other conditions of employment for all production and maintenance employees of the Company excluding only supervisors, office clerical help, watchmen, and guards, as defined in the National Labor Relations Act of 1947 as amended.

B. The Company understands and agrees that the terms of this agreement shall not apply to any work normally performed by journeymen sheet metal workers. A list of, or a brochure, or other material describing all items and/or equipment manufactured by the Company is attached to this agreement and labeled Addendum __________ and is duly incorporated as a part of this agreement. Before undertaking the fabrication of any additional items and/or equipment which require installation or erection of a nature usually performed by Building Trades Workers, the Company agrees to send written notice to Union's Business Agent for the purpose of determining whether such items belong to work normally performed by journeymen sheet metal workers and thus not covered under the terms of this agreement. In the event the Company proceeds to produce any such items or equipment normally performed by journeymen sheet metal workers, the Union shall have the right to request the Company to reopen this agreement for the purposes, only, of negotiating an addendum to this agreement to be signed with the building and construction trades Local Union affiliated with Sheet Metal Workers' International Association in the area in which the Company's plant is located, covering the terms and conditions under which the Company shall produce the foresaid items and equipment. If no agreement is reached within fifteen (15) days from reopening of this agreement, the Union shall have the right to terminate this agreement.

C. The Company shall assign all production and maintenance work under this agreement to employees covered by this agreement. Production and maintenance work shall not be performed by supervisors or by any other persons excluded from the bargaining unit, except for the purpose of research and development, or instructing employees, or demonstrating proper methods and procedures of work operations.

D. The Company agrees that during the life of this agreement it will not subcontract out any work that has normally been performed by employees in the bargaining unit if such would result in a reduction of the size of the bargaining unit or while production bargaining unit employees are on layoff.

E. No employee covered by this agreement will be permitted to work on field fabrication, erection or installation work coming within the jurisdiction of a Building Trades local union affiliated with the Sheet Metal Workers' International Association.

                                                                    EXHIBIT 10.8

F. The Company on their part and the Union on their part agree that they will not, individually or jointly, discriminate against any employee or group of employees because of age, race, color, religion, sex, disability or national origin of such employee or group of employees. Wherever the male gender is used in this agreement, it is used as a nongeneric term.

                    ARTICLE III - Union Security - Checkoff

Upon receipt of a signed, individual authorization in proper form which complies with the state and federal law from any employee covered under this agreement, the Company shall withhold from such employee's earnings, payment for the union dues and other obligations under the terms and conditions specified in the individual's authorization. Deductions shall be made from the first pay of each month of said employee and promptly remitted to the Financial Secretary of the Union, together with a list of the names of the employees to whom said monies are to be credited. Should any employee have no earnings due him on the first payday of any month, deductions shall be made from the next succeeding pay of employees.

                  ARTICLE IV - Management Rights - Plant Rules

A. Nothing in this agreement is intended to limit the Company's right to supervise and direct its work force, including the right to establish new jobs, increase or decrease the number of jobs, change materials or equipment, schedule and assign work to be performed, hire, re-hire, re-call, transfer, or layoff employees according to production needs, all subject to limitations imposed in this agreement. The Company shall have the right to discipline or discharge employees for just cause, it being understood that the Company shall not discriminate against any employee under this section. If it is determined that any employee has been discriminated against under this section, said employee shall be offered reinstatement to his job with full compensation for any lost earnings.

B. The Company shall have the right to establish, maintain and enforce rules and regulations to assure orderly plant operations, it being understood that such rules and regulations shall not be inconsistent or in conflict with any provision of this agreement. The Company shall maintain on its bulletin boards and furnish the Union with a written or printed copy of all such rules and regulations and all changes therein. Changes in existing plant rules and regulations, as well as new rules and regulations promulgated by the Company, shall not become effective until five (5) regular workdays after copies thereof have been furnished to the Union and posted on the bulletin boards. If the Union considers a proposed Company rule or regulation to be inconsistent or in conflict with any provision of this agreement, it may request an immediate hearing before the Joint Adjustment Board. Any plant rule so challenged will not become effective until the grievance procedure has been exhausted.

                     ARTICLE V - Hours of Work and Overtime

A. The workweek shall consist of a 40-hour week divided into five (5) workdays of eight (8) hours each running consecutive from Monday through Friday. The work hours shall be from 7:00 AM to 3:30 PM exclusive of a 30-minute lunch period. The workdays and work hours during the months of June, July, and August, and in times of emergency energy shortages may be changed by mutual agreement between the Company and the Union. The Company will notify the Union prior to Thursday of a change in the subsequent work week. However, the above shall be subject to approval by a majority vote of the bargaining unit.

                                                                    EXHIBIT 10.8

B. Second shift shall start between the hours of 3:30 PM and 5:30 PM and shall end between the hours of 12:00 midnight and 3:30 AM the following day. Second shift employees shall receive a twenty-five cent (.25) per hour premium pay.

C. The foregoing provisions of this section describe the regular workday and regular workweek and are not intended to be construed as a guarantee of hours of work per day or per week, or days of work per week, provided that no employee shall be given time off to make up for his overtime work in any week.

D. All work performed by an employee beyond eight consecutive hours per day shall be compensated at a rate of one and one half (1-1/2) times his regular rate of pay for the first four (4) hours of overtime and two (2) times his regular rate of pay for all hours worked thereafter. If an employee is required to work more than ten (10) consecutive hours, the Company shall give such employee a thirty (30) minute paid meal time upon completion of the tenth (10th) hour of work.

E. All work performed on Sunday and on holidays specified in this agreement shall be compensated at a rate of two (2) times the employee's regular hourly rate of pay.

F. It is understood and agreed that there shall be no duplication of overtime payments.

G. There shall be no discrimination in the assignment of overtime work and overtime shall, insofar as is practical, be allocated equitably among the employees qualified to perform the work operation in question. For the purpose of this provision, overtime offered and not worked shall count as overtime worked. Overtime shall be offered by the end of the shift the day before the day the overtime is to be worked. Overtime which is offered after the end of the shift of the day before and not worked shall not count as overtime worked. After each term of a contract, the overtime chart will start back to zero hours. If an employee is sick, on vacation, etc., overtime hours cannot be charged to him if he is not there. Overtime records shall be posted on the bulletin board. New hires, non permanent and successful bidders on probation will not be assigned overtime unless overtime has been offered to all employees in that department. New hires, transfers or bumped employees will be added to the overtime schedule with the same amount of overtime as the employee with the most overtime in that department. The company agrees that overtime will not be offered on the day of a posted Union meeting. The union agrees that notice of a Union meeting will be posted five (5) days in advance of the meeting date.

H. Overtime can be worked while employees in that department are on layoff as long as the overtime hours worked do not exceed a total of 25 hours per man per calendar month in said department. Employees will be expected to work overtime as scheduled and persistent refusal may result in a verbal warning. If overtime is worked while there are people laid off, the people coming back to work from lay off will maintain their old overtime hours.

I. Company agrees to one (1) working day notification for change of working hours for going on and off of overtime.

J. Any transferred employee has the right to work overtime in the department he has been transferred to. If transferred employee does not work offered overtime in that department, he will still be charged the overtime worked. The low overtime employee, if qualified from the original group of transferred employee, will be offered the overtime.

                                                                    EXHIBIT 10.8

                   ARTICLE VI - Wages and Job Classification

A. A list of all job classifications in the bargaining unit and the schedule of maximum rates of pay for said classification including the $0.40 across the board increase to the base scale for the period beginning March 20, 1995, in accordance with the 1995-1998 contract are as follows:

                                                    Base Scale
                                                    ----------
         Classification                            June 1, 1995
         --------------                            ------------
         1.      Machinists                           17.65
         2.      Assemblers                           17.65
         3.      Welders-Assembler                    17.65
         4.      Electricians                         18.00
        *5.      Utility                              16.65
         6.      Janitor-Odd Job                      14.58
        *7.      Saws                                 16.65
         8.      Maintenance                          16.65
         9.      Painter                              17.65
        10.      Leadman                                 .40 over scale listed above
        11.      Night Shift Premium                     .25 over scale listed above
        12.      Eight Year Service Premium              .10 over scale listed above

         *These rates will not affect any employee actively employed in these classifications as of 6/1/82. These rates will be in effect for all new employees hired after 6/1/83, and/or any employee bidding or bumping into these classifications after 6/1/83.

B. The economic agreement for the three (3) year contract shall be as follows:
         1.      First year period of June 1, 1995 and including May 31, 1996:
                 a. Cost of living adjustments, either increases or decreases shall be based on the U.S. consumer price index at the rate of $0.01 per hour for every .4 change in said index. Adjustments, if any, in the Cost of Living shall be made quarterly through May 1996 in accordance with the following:

                          Effective Date           Based on Consumer Price
                          of Adjustment            Index for Month of:
                          -------------            ------------------
                          August 15, 1995          June, 1995
                          November 15, 1995        September, 1995
                          February 15, 1996        December, 1995
                          May 15, 1996             March, 1996

                 b. It is agreed that 100% of the total cost of living adjustment for the contract year will be frozen into the base scale as of May 31, 1995 creating a new base scale as of June 1, 1995.

                 c. It was further agreed that effective March 20, 1995 there will be a $0.40 cents per hour increase across the board to the base scale.

         2.      Second year period of June 1, 1996 and including May 31, 1997:
                 a. Cost of living adjustments, either increases or decreases shall be based on the U.S. consumer price index at the rate of $0.01 per hour for every .4 change in said index. Adjustments, if any, in the Cost of Living shall be made quarterly through May 1997 in accordance with the following:

                                                                    EXHIBIT 10.8

                          Effective Date           Based on Consumer Price
                          of Adjustment            Index for Month of:
                          -------------            ------------------
                          August 15, 1996          June, 1996
                          November 15, 1996        September, 1996
                          February 15, 1997        December, 1996
                          May 15, 1997             March, 1997

                 b. It is agreed that 100% of the total cost of living adjustment for the contract year will be frozen into the base scale as of May 31, 1996 creating a new base scale as of June 1, 1996.

                 c. It is further agreed that effective June 1, 1996 there will be $0.30 cents per hour increase across the board to the base scale.

         3.      Third year period of June 1, 1997 and including May 31, 1998:
                 a. Cost of living adjustments, either increases or decreases shall be based on the U.S. consumer price index at the rate of $0.01 per hour for every .4 change in said index. Adjustments, if any, in the Cost of Living shall be made quarterly through May 1998 in accordance with the following:

                          Effective Date           Based on Consumer Price
                          of Adjustment            Index for Month of:
                          -------------            ------------------
                          August 15, 1997          June, 1997
                          November 15, 1997        September, 1997
                          February 15, 1998        December, 1997
                          May 15, 1998             March, 1998

                 b. It is agreed that 100% of the total cost of living adjustment for the contract year will be frozen into the base scale as of May 31, 1997 creating a new base scale as of June 1, 1997.

                 c. It is further agreed that effective June 1, 1997 there will be $0.25 cents per hour increase across the board to the base scale.

C.       Unskilled
         A new employee, unskilled or without experience, will be started at $4.00 per hour below the base scale listed in Article VI, Paragraph A. After probationary period, 6 months of satisfactory performance, there will be a one dollar ($1.00) per hour increase and twenty cents ($0.20) per hour each month thereafter until the employee reaches the maximum base scale of the classification hired into. Unskilled new hires have no bidding rights until they have reached maximum base scale in their classification.

D.       Skilled
         A new employee with prior experience, if proven qualified, will be started at $2.00 per hour below the base scale as listed in Article VI, Paragraph A. After probationary period, 3 months of satisfactory performance, there will be a fifty cents ($0.50) per hour increase and ten cents ($0.10) per hour each month thereafter until the employee reaches the maximum base scale of the classification hired into. New hires cannot bid another job classification until three (3) months after probationary period has been completed.

                                                                    EXHIBIT 10.8

E. All wages and/or all monies due each employee under this agreement shall be paid (by check) before end of shift on last day of scheduled work week. When a holiday occurs on the normal payday, employees shall be paid in full on the last workday preceding the holiday. No more than one (1) weeks wages shall be withheld by the Company from the employee's pay. In the event of a layoff or discharge, employees shall be paid in full at the time of said layoff or discharge if possible, but never later than the following regularly scheduled business day.

F. Leadmen for departments can be appointed at the discretion of the Company. Their duties shall be all inclusive with the exception of the administration of discipline on bargaining unit employees.


                           ARTICLE VII - Union Label

During compliance with all of the provisions of this agreement the Company shall display the appropriate union label of the Sheet Metal Workers' International Association on all items produced exclusively under the terms of this agreement. The Company agrees that all union labels shall be the property of the Union and said permission to display the union label may be revoked by the Union for causes the Union deems adequate.


                            ARTICLE VIII - Seniority

A. Seniority shall be based on the length of service with the Company and shall be computed from the date of employment or reemployment in the bargaining unit covered by this agreement.

B. The Company shall keep a record of each employee's seniority in the bargaining unit and shall furnish the Union with an up-to-date copy of this list upon call.

C. Only permanent employees shall have seniority. Employees shall become permanent employees once they have successfully completed their probationary period unless time is extended by mutual agreement between the Company and the Union. Non-permanent employees shall be on probation until they become permanent employees and shall have no seniority rights.

D. In the event of layoff, employees shall be laid off in inverse order of their seniority. In all cases, probationary employees shall be the first to be laid off and the last recalled. Other employees shall be recalled from layoff in order of their seniority provided they are qualified to perform the work that is available.

E. In cases of bumping, senior employees in individual classifications, shall be given only five (5) working days to prove themselves in other classification jobs being held by employees of lesser plant seniority during layoffs.

F. All new jobs and all new openings for existing jobs and the immediate vacancy only, created by a successful bidder of the initial new job or new opening providing there are no employees on layoff in the vacated position, shall be posted by the company on its bulletin boards for a period of at least three (3) working days, for the purpose of enabling employees in the bargaining unit to apply for such job/s if they so desire. The Company is to act thereon within two (2) working days after

                                                                    EXHIBIT 10.8

         the third day of posting. In the event that there are employees on layoff, qualified to fill the vacancy created by a successful bidder, the laid off employee will be recalled and the posting of that job will not be required. In the event the job is not filled within thirty (30) days from the original posting, the job must be reposted for bid.

G. In cases of bidding, the most senior employees in the bargaining unit applying for any job under this provision shall be given preference in filling such job provided he is capable of satisfactorily performing such job after a probationary period of two (2) months. Subsequent job/s left vacant by a successful bidder shall be offered for bid for a period not to exceed three (3) working days, then if no bargaining unit employee is interested the job may be filled immediately from outside the present work force, or not filled at the discretion of the Company.

H. During the first ten (10) days of the new job, the employee may request to withdraw and return to his previous job, in so doing, the employee will have no bid rights for three (3) months. Where the employee has been accepted on the new job, the employee will have no bid rights for a period of three (3) months. However, if the Company removes him from the new job during the probation period, the employee shall have no bid rights for a period of six (6) months counting from the date of his being returned to his previous job. An employee removed from his new job by his foreman shall have the right of appeal to the Production Manager.

I. An employee bidding into a job opening because of another employee bidding out will not lose his bidding rights if the first employee goes back to his original job because of dislike for the job or if the Company should take the first person out of that job.

J. An employee promoted from the Bargaining Unit after June 1, 1989, shall retain but not accrue plant seniority as of the date of the promotion. If they fail to return to the Bargaining Unit within 90 calendar days, they shall lose all of their accrued seniority. Employees returning to the Bargaining Unit within 90 calendar days shall return to their last regular job classification. If their last regular job classification has been discontinued, they may bump where their seniority and qualifications permit.

K. The wages of an experienced employee bidding from one classification to another of equal pay shall not be reduced more than twenty-five cents ($0.25) per hour, for a period of thirty (30) days. Permanent employees (not new hire or unskilled hires) when bidding into different classifications will receive a reduction of $1.00 per hour below base scale of new classification. After sixty (60) days of satisfactory performance in the new classification the employee will receive a fifty cents ($0.50) per hour increase and shall receive twenty-five cents ($0.25) per hour each month thereafter until the employee reaches the base scale of the new classification.

L. Employees bidding into a classification in which the employee has had no prior experience or skills may, at the company's discretion, be required to acquire schooling unless, the employee is able to demonstrate the ability to perform the duties without schooling. The employee will be subject to review after one (1) month on the new job. If schooling is required it will be at the employees expense subject to 100% reimbursement by the Company upon satisfactory completion of the schooling.

                                                                    EXHIBIT 10.8

M. Satisfactory passing of a hands on test will be required for all job classifications when bidding or bumping. An experienced employee when bidding or bumping need not take the test. The company will attempt to simplify these requirement tests to a reading of blue prints and then performing the task. Qualification tests will be drafted jointly between Management and Bargaining Unit Committee.

N. An experienced employee is one who has successfully passed the probation period in that classification. Transferred employees will not be considered experienced employees if they have not passed the above qualification.

O. In computing the total length of service in determining an employee's seniority, time lost as a result of any of the following shall be considered as time served; military leave of absence, any other authorized leaves of absence where accumulation of seniority is approved, occupational illness or injury. Employees returning from an authorized leave of absence in excess of thirty (30) days shall have a new seniority date established according to Article XVII, Paragraph D.

P. All seniority rights shall be forfeited for any of the following reasons: voluntary quitting, discharge for cause, failure to report to work or to communicate with the Company within ten (10) days after the sending of a certified letter to the employee's last address of record offering him reinstatement after an involuntary layoff, unless he gives a satisfactory reason for the failure to report or to communicate; for reasons stated in Article XVII regarding a leave of absence or an involuntary layoff in excess of 12 months for employees who had 12 months or less total service prior to the date of layoff, or an involuntary layoff in excess of 24 months for employees who had more than 12 months total service prior to the date of layoff.

Q. The Company shall at its discretion, transfer an employee from one department to another department for a period of five (5) workdays.
         If agreeable with the employee, the Company may request an extension beyond the five (5) days. The most senior qualified man (men) in the department shall have the option to be transferred first. An exchange of shifts between two consenting employees may be made subject to the approval of the foreman of the department. The time limit of this exchange to be a minimum of one month.

R. Any out of shop work requiring production employees, in so far as is practical, will be given to the most senior qualified employee.


                           ARTICLE IX - Shop Stewards

The Company recognizes the right of the Union to designate a maximum of one (1) steward in each major classification covered under this agreement. A steward shall, after notifying his foreman, be permitted reasonable time to leave his work station for the purpose of handling grievances under the contract when his presence is requested by a bargaining unit employee or other necessary Union business and when same will not affect other plant operations. Notification of where he will be as well as time of return is to be made by the steward to his foreman.

                                                                    EXHIBIT 10.8

                        ARTICLE X - Grievance Procedure

A. There is hereby created a Joint Company-Union Disputes Board (hereinafter referred to as the "Joint Board") which shall consist of four (4) members, of whom half shall be selected by the Union from employees in the bargaining unit. The Company owner, or his designated representative, and the Local Union's Business Agent, or his designated representative, shall have the right to participate in meetings of the Joint Board. The Joint Board shall meet at any time between regularly scheduled meetings upon call by either party to this agreement. The Joint Board shall meet at a regular time and place at least once a month for the purpose of adjusting disputes that have not been satisfactorily settled in the first two steps of the grievance procedure. The time spent by Union employees of the Board in attending such meetings during working hours shall be compensated by the Company at their regular rate of pay.

B. In the event of dispute, or grievance arising between the Company and any employee covered by this agreement, said dispute, difference, or grievance shall be settled in the following manner:

         1. The aggrieved employee shall discuss the matter with his foreman, in the presence of the shop steward, within at least three (3) working days from the time the grievance is alleged to have occurred, except that grievances arising from discharge cases must be presented within three (3) working days.

         2. If the matter is not adjusted in step (1), the employee shall reduce his grievance to writing and submit same to the foreman within two (2) working days. The foreman shall submit a written answer to the grievance within two (2) working days from receipt of the written grievance.

         3. If the matter has not been adjusted in step (2), the Union may submit the dispute to the next regular scheduled meeting of the Joint Board.

C. Any grievance involving lost wages or earnings in which the Company may be called upon to make restitution to the aggrieved employee may, by mutual consent of both parties thereto, be submitted directly to the Joint Board at a regular or special meeting called for that purpose after the preliminary steps in the grievance procedure have been waived by both parties. Further, it is agreed that in the event that any grievance or interpretation of this agreement arises which affects more than one employee in the bargaining unit, either party may request a meeting of the "Joint Board" within twenty-four (24) hours.


                            ARTICLE XI - Arbitration

A. If the grievance has not been satisfactorily settled by the Joint Board, or otherwise resolved by the parties, either party may submit the dispute to arbitration after first giving written notification to the other party of the intention to arbitrate. Such written notice must be given within three (3) days after the Joint Board meeting in which the dispute was discussed. Either party may proceed directly to arbitration without the Joint Board meeting to discuss the grievance upon mutual consent of the Joint Board members.

                                                                    EXHIBIT 10.8

B.       In the event the parties fail to agree on an arbitrator within a five
         (5) days period after notification of intention to arbitrate, a list of three (3) candidates chosen by the Federal Mediation and Conciliation Service shall be jointly requested by the Union and the Company. Each party shall strike one (1) name from said list and the remaining person shall be the arbitrator. The party that shall exercise the first strike shall be determined by the flip of a coin.

C. The decision of the arbitrator shall be in writing and shall be final and binding on both parties thereto. Both parties shall bear equally the cost of the arbitrator in fee and expense.

D. The question of whether a grievance is arbitrable may be submitted to arbitration.

E. The arbitrator shall be limited to interpreting the agreement and applying it to the particular case presented to him, and shall have no authority to add to, subtract from, or in any way modify the terms of this agreement or any agreement made supplementary thereto.


                    ARTICLE XII - Erection of Installation of Company's Products

This is not applicable to this Company at the time of the present agreement; should any problem arise concerning this Article, same shall be open for discussion and negotiations.


                          ARTICLE XIII - Paid Holidays

A. For the purpose of this agreement, the following shall be recognized as paid holidays: New Year's Day, Good Friday, Memorial Day, July 4th, Labor Day, Thanksgiving Day, Day after Thanksgiving, Christmas Day, and the four working days between Christmas and New Year's Day.

B. Should any of the foregoing holidays occur on Saturday or Sunday, the previous Friday or the following Monday, instead of such Saturday or Sunday, shall be recognized and observed as the holiday in question.

C. Each employee shall receive his regular hourly rate of pay as holiday pay for each of the above recognized holidays or days observed as such. All work done on any of the foregoing holidays or days observed as such shall be compensated at the rate of two (2) times the employee's regular hourly rate of pay, in addition to the employee's holiday pay.

D. Employees shall receive holiday pay provided they have been in the employ of the Company for at least thirty (30) working days and have worked the full day preceding and the full day following the holiday unless ill and said illness is covered by a doctor's slip or excused by one's supervisor.

E. All seniority employees laid off five (5) days prior to a regular paid holiday except Christmas, in accordance with Article XIII, Paragraph "A", or recalled from layoff within five (5) days after said holiday, shall receive holiday pay providing the employee returns when recalled. All seniority employees laid off thirty (30) days prior to the Christmas holiday or recalled from layoff within thirty (30) days after the Christmas holidays, provided the employee returns when recalled, shall receive holiday pay upon his return to work. However, if the employee does not remain in the employ of the Company for two
         (2) months continuous from the date of his return to work, the Christmas holiday pay paid will be deducted from his final paycheck.

                                                                    EXHIBIT 10.8

                          ARTICLE XIV - Paid Vacations

A. All employees in the bargaining unit who have been in the employ of the Company for at least twelve (12) months shall be eligible for a vacation with pay, in accordance with the length of their service as enumerated below:
                 1 week or 40 hours after 1 year
                 2 weeks or 80 hours after 2 years
                 3 weeks or 120 hours after 7 years
                 4 weeks or 160 hours after 14 years
                 5 weeks or 200 hours after 25 years

B.       All employees shall be compensated for vacation pay at a rate of eight
         (8) times their regular hourly rate of pay in effect at the time the vacation is taken, times the number of vacation days, but limited to the appropriate number of hours as set forth in Section A above.

C. Employees laid off by the Company shall be entitled to a prorated vacation. Employees on layoff may draw all or any part of their accrued vacation pay while on layoff.

D. Vacation shall be taken during the vacation period from Anniversary Date to Anniversary Date. Prior to the vacation period, employees shall have the right to send a written request to the Company specifying the period in which they prefer to have their vacation.
         The Company shall consider the seniority of employees in filling their request concerning their vacation periods, if at all practicable, provided that, nothing in this section shall detract from the Company's right to schedule employee's vacation in accordance with necessary production needs. Consecutive years' vacation shall not be taken within three (3) months of each other.

E.       1.      Vacation taken prior to Anniversary date shall be paid on
                 pro-rata basis based upon the accrued vacation earned at the time the vacation is taken. The balance of the vacation pay accrued shall be paid when it is fully earned.

         2. Vacation shall be accrued at the rate of one-twelfth (1/12) per month of the vacation hours enumerated above in Section A:

         3. An employee who voluntarily quits shall be entitled to be paid for his accrued vacation in accordance with the above provided he tenders his resignation at least two (2) weeks prior to his termination date.

F. The Company shall give notice by mutual agreement to employees concerning the time their vacation has been scheduled. The Company shall provide the full amount of employee's vacation pay at least one
         (1) day prior to the beginning of employee's scheduled vacation.

G. If a holiday occurs during an employee's vacation period, he shall receive his holiday pay in addition to his full vacation pay and he may take an additional day off, at such time as may be satisfactory to both he and the Company. Holiday pay occurring during an employee's scheduled vacation is payable at the same time that the employee receives his vacation pay from the Company.

                                                                    EXHIBIT 10.8

H. The vacation week shall start at the beginning of the employee's shift on Monday and end at the beginning of the employee's shift on Monday that he is due back. However, an employee scheduled to be off on vacation may turn down any overtime offered him after his last scheduled shift on Friday preceding such first day of vacation and not be penalized on the overtime list for such refusal.

I. Employees who were absent more than one work week due to their sickness or accident, or sickness, accident or death in the family, may apply full weeks of such absence to their vacation period and shall be paid at the rate that would have been applicable during the period when they were absent.

J. After June 1st of any year, an employee who has had his vacation dates approved by the Company may not be displaced by an older seniority man requesting the same dates.


                       ARTICLE XV - Strikes and Lockouts

A. The Company agrees not to cause, permit, or engage in any lockout of its employees during the term of this agreement, except for refusal of the Union to submit to arbitration. The Union agrees that during the course of this agreement it will not sanction or engage in any strike or other interference with production, except for refusal of the Company to submit to arbitration.

B. It is expressly understood and agreed that anything in this agreement to the contrary notwithstanding, it shall not be a violation of any term of provision of this agreement for any person covered by this agreement to refuse to cross or work behind a picket line established at the Company's plant by any bonafide labor union, provided the strike or picket line is authorized or sanctioned by the International of the Union.


                           ARTICLE XVI - Struck Goods

The Company agrees that it will not render noncustomary production assistance to any other employer who is involved in a strike or lockout against any local union affiliated with Sheet Metal Workers' International Association. Accordingly, no employee covered by this agreement will be requested or required to manufacture, or furnish goods or otherwise do work which normally would have been done by employees of the employer who is involved in a labor dispute with a local union affiliated with Sheet Metal Workers' International Association.


                        ARTICLE XVII - Leaves of Absence

A. Application for leave of absence must be made in writing, addressed to the Company and be approved in writing by the Company and a copy thereof given to the Union. Leaves of absence, without pay, may be granted at the discretion of the Company for reasonable cause, for a period of sixty (60) days without prejudice to the employee's seniority or other rights. Requests for extension of such leave beyond sixty (60) days shall require joint approval of the Union and Company for such extension and approval of accumulation of seniority beyond such time. An employee on leave who works for another employer or an employee who fails to report for work, without good cause, on the first scheduled workday after his leave expires, will be considered a voluntary quit.

                                                                    EXHIBIT 10.8

B. An employee being paid Workman's Compensation will be considered on a leave of absence until three (3) workdays after the date the doctor has released him for work and upon so returning, shall have continuous seniority for all purposes.

C. An employee elected or appointed as a Union Officer or a delegate to any labor activity necessitating a leave of absence, shall be granted such leave without pay for a period of twelve (12) months, subject to renewal at the end of such period at the option of the Company. Seniority for all purposes shall accumulate for a maximum of twelve
         (12) months and remain static thereafter until the employee returns.

D. An employee returning from an authorized leave of absence in excess of sixty (60) days where seniority is not accumulated during such absence, shall be given credit for this accumulated seniority earned while he was previously employed by the Company. Thereafter, such new seniority date shall be used for bidding, for determining the length of completed service for vacation purposes.

E. An employee rehired, regardless of his reason for leaving and without regard for the length of time between his termination and date of rehire, may after having been employed a period of time equivalent to his prior years of service, have his prior seniority reinstated and added to his present seniority for purposes of determining the length of completed service for vacation. Seniority shall not be accumulated during an employees absence. This policy will be effective for one such period of absence only.

F. Employees returning at the end of such leaves of absence shall be reemployed by the Company in accordance with their seniority as stated above.


                      ARTICLE XVIII - Personal Leave Days

A. New hires must complete probationary period to be eligible for two (2) Paid Leave Day, must have six (6) months of continuous active service to become eligible for the third paid leave day. Such employee will not become eligible for the fourth and fifth paid leave day within the contract year until he has completed nine (9) months of continuous active service with the Company.

B. Eligibility for regular employees for the four (4) Paid Personal Leave Days, requires no limitation for the first two (2) Paid Leave Days, requires three (3) months for the third day, and six (6) months for the fourth day and fifth day in each Contract year.

C. Paid Personal Leave days shall be set with regard to the wishes of employees, however, the foremen reserves the right to schedule such days to provide the least possible conflict with the efficient operation of the department. If a foreman has multiple requests for the same day, seniority will prevail. No reasonable request shall be refused. It will be permissible to take a Personal Leave Day in two four hour increments within the same pay period. Notice to the foreman is required.

D. Paid Personal Leave days will be taken in individual increments of not less than eight (8) hours except, during special summer hours, it will be permissible to take two (2) successive four (4) hour Fridays for one (1) Paid Personal Leave Day.

                                                                    EXHIBIT 10.8

E. An employee absent from work due to illness or injury who wishes to use the paid leave days he is eligible for in connection with such illness or injury may submit such request to his foreman for approval.

F. In no event will paid leave days accrue from contract year to contract year. However, Personal Leave Days not used in a Contract year from June 1 through May 31 will receive pay in lieu of the unused Personal Leave Days the following pay period of December 15th by separate check.

                        ARTICLE XIX - Safety and Health

The Company agrees to provide healthy, safe and sanitary conditions in its plants, including clean restrooms and adequate locker or storage space. Union to name three (3) to a Safety Committee. The Company further agrees to provide any additional clothing or equipment which are considered necessary to the safety of employees. The Company will reimburse each Union employee in the amount of eighty-five dollars ($85.00) per contract year towards the purchase of approved Safety shoes upon presentation of proof of purchase.

                         ARTICLE XX - Plant Visitation

A representative of the Union shall be permitted to visit the office or plant of the Company for the purpose of investigating any matter arising out of this agreement, after notifying a representative of the Company of his intention to do so.

                         ARTICLE XXI - Reporting-In-Pay

An employee who is scheduled or required to and does report on any day and is not put to work for at least two (2) hours, shall receive a minimum of three
(3) hours pay from the Company, except where failure to put such employee to work is caused by a failure of power, major breakdown or equipment, or an Act of God.


                          ARTICLE XXII - Call-Back Pay

Whenever an employee who has finished his regularly scheduled shift and left the Company premises is called back by the Company to work, said employee shall receive two (2) hours call-back pay at his straight time rate in addition to whatever pay is due him under the contract for hours worked.


                         ARTICLE XXIII - Funeral Leave

In the event of death of employee's Father, Mother, Brother, Sister, Spouse, Child, Stepfather, Stepmother, Father-In-Law, or Mother-In-Law, such employee shall be entitled up to a maximum of three (3) workdays emergency leave with pay in the amount of straight time earnings lost by him to make arrangements for or to attend the funeral. The employee must notify the Personnel Office of the funeral. The Company may request proof of Death.


                            ARTICLE XXIV - Jury Duty

A. If an employee is called to Jury Duty, the employee will be paid (2) two hours his regular scale wages for time spent that day waiting to be chosen for Jury Duty. If an employee is chosen to serve as a juror, such employee shall be paid the difference between the pay for being a juror and his regular scale wages by the Company. Proof of duty must be provided in both cases.

                                                                    EXHIBIT 10.8


                           ARTICLE XXV - Wash-Up Time

Employees shall be entitled to two (2) five (5) minute wash-up times each day to take place immediately preceding the lunch period, and end of shift, buzzer to be used to signal wash-up time.

                         ARTICLE XXVI - Bulletin Boards

Bulletin Boards shall be made available by the Company for the use of the Union for the posting of Union notices.

                    ARTICLE XXVII - Notification of Layoffs

A. The Company shall notify affected employees at least five (5) days in advance of any layoff, provided that this requirement shall not apply to layoffs that are caused by a breakdown of machinery or other circumstances not under control by the Company. Layoffs of thirty (30) days or more the Company shall notify affected employees at least ten
         (10) days in advance.

B. In the event of a layoff, the affected employee is to give notification within two (2) working days of the department he is going to bump into.

C. Voluntary layoff (i.e., a more senior man in department may volunteer for layoff if it does not interfere with the normal bumping procedure). The allowance of voluntary layoff will be at the company's sole discretion. If allowed, the voluntary period must be no less or no more than thirty (30) days and no more than once every six (6) months.

                         ARTICLE XXVIII - Job Standards

A. It is expressly understood and agreed that the Company will not request and the Union will not be required during the course of this agreement to negotiate any other system of wage payments other than that expressly agreed upon in Article VI. It is understood that the foregoing shall not bar the Company from establishing and/or maintaining reasonable standards of production provided that the Union reserves the right to make its own independent study of such job standards, if they are used as a basis for discipline or discharge, and subject such job standards to the grievance procedure.

                            ARTICLE XXIX - Insurance

A. The Company shall pay the full premium cost of the Life and Loss of Time insurance of the group plan of Iowa Precision Industries, Inc. for the benefit of its employees during the term of this contract.
         1. The Company paid Group Life & Accidental Death & Dismemberment Insurance plan provides a Twenty-Five Thousand Dollars ($25,000.00) death benefit.

         2. The Company Paid Weekly Loss of Time Benefit provides Three Hundred Fifty Dollars ($350.00) for a maximum of One Hundred Four (104) weeks.

B. The Company Group Health Insurance shall include the following coverage: (1) Hospital, (2) Medical and Surgical, (3) Major Medical,
         (4) Prescription Service, (5) Dental Care. Dental maximum coverage is One Thousand Dollars ($1,000.00). Monthly individual employee contributions for the health insurance coverage will be Forty Dollars ($40.00) for a family plan or Seventeen Dollars and Fifty Cents ($17.50) for a single plan. In the event of a layoff, the Company Group Health insurance shall be continued for three (3) months following the month the layoff occurred.

                                                                    EXHIBIT 10.8


                         ARTICLE XXX - Retirement Plan

A. Effective June 1, 1996, the Company agrees to contribute ninety-five cents ($0.95) per hour worked by each employee covered by the said collective bargaining agreement.

B. Effective June 1, 1997, the Company agrees to contribute One Dollar ($1.0) per hour worked by each employee covered by the said collective bargaining agreement.


                      ARTICLE XXXI - Duration of Agreement

A. It is agreed that during the course of this agreement the parties may by mutual consent agree to amend or modify any section in this agreement. Such change must be in writing and signed by all parties.

B. The contract language contained in this agreement and any amendments thereto as provided above shall continue in full force and effect until midnight of May 31, 1998, and for successive periods of one year thereafter unless either party to the agreement notifies the other party, in writing, at least sixty (60) days prior to the expiration date of intention to renew or terminate this agreement.

C. The economic agreement as set forth in Article VI of this agreement shall be for the period of three (3) years commencing on June 1, 1995 and shall continue in full force and effect until midnight of May 31, 1998. Each successive period of one (1) year thereafter commencing on June 1, 1998, to May 31, 2001 may be re-opened for negotiating by either party to this agreement by notification in writing, at least sixty (60) days prior to the expiration date of intention to renew or terminate the economic agreement.

         IN WITNESS WHEREOF, this agreement has been executed by the parties hereto as of the 1st day of June, 1995, in the City of Cedar Rapids, State of Iowa.


IOWA PRECISION INDUSTRIES, INC.

BY:  ___________________________


TITLE: _________________________



FOR S.M.W.I.A. Local Union No. 263

BY:   _____________________________
          Business Manager

         ____________________________
          Chief Steward


         ____________________________
          Chief Steward

         ____________________________
          Chief Steward